Exhibit 10(e)

VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 16, 2006 (this “Agreement”), by and among Universal Food & Beverage Company, a Nevada corporation (the “Company”), and the stockholders of the Company listed on the signature pages hereto under the heading “Stockholders” (each, a “Stockholder”, and collectively, the “Stockholders”).

WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a (i) Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have, severally but not jointly, agreed to purchase, Convertible Preferred Stock of the Company (the “Preferred Shares”), which will be convertible into the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), and warrants which will be exercisable to purchase shares of Common Stock;

WHEREAS, as of the date hereof, the Stockholders own in the aggregate approximately 17,201,669 shares of Common Stock, which represent in the aggregate (i) approximately 45.9% of the total issued and outstanding Common Stock of the Company, and (ii) approximately 45.9% of the total voting power of the Company;

WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have required that the Stockholders agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, the Stockholders have agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholders and any other securities, if any, which Stockholders are currently entitled to vote, or after the date hererof become entitled to vote, at any meeting of the stockholders of the Company (the “Other Securities”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDERS

SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01 and to Section 4.08, the Stockholders hereby agree that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, the Stockholders shall vote the Common Stock and the Other Securities: (a) in favor of increasing the number of authorized shares of Common Stock of the Company to 300,000,000 shares (the “Stockholder Approval”); and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the Securities Purchase Agreement) or which could result in any of the conditions to the Company’s obligations under the Transaction Documents not being fulfilled. The Stockholders acknowledge receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents. The obligations of the Stockholders under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants, severally but not jointly, to the Company and each of the Investors as follows:

SECTION 2.01. Authority Relative to this Agreement. Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Common Stock or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Common Stock or Other Securities owned by such Stockholder is bound.

(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.

SECTION 2.03. Title to the Stock. As of the date hereof, such Stockholder is the owner of the number of shares of Common Stock and Other Securities set forth opposite its name on Appendix A attached hereto and is entitled to vote such shares of Common Stock and Other Securities, without restriction, on all matters brought before holders of capital stock of the Company, which Common Stock represents on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Except as otherwise set

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forth on Appendix A, such Common Stock and Other Securities are all the securities of the Company owned, either of record or beneficially, by such Stockholder. Such Common Stock is owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder’s voting rights, charges and other encumbrances of any nature whatsoever. Such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by such Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Encumbrance of Stock. (a) Subject to the provisions of Section 4.08, each Stockholder (other than Bruce Neviaser.) hereby covenants and agrees that such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on Stockholders’ voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Common Stock or Other Securities, directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Common Stock or Other Securities subject to this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. Each Stockholder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholders (other than the Securities Purchase Agreement and the other Transaction Documents) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.

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SECTION 4.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto; provided, however, that any change that is in any manner adverse to the Investors shall require their consent.

SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.07. Third-Party Beneficiaries. The Investors shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

SECTION 4.08. Termination. This Agreement shall terminate immediately following the occurrence of the earlier of (x) termination of the Securities Purchase Agreement, (y) the Stockholder Approval, or (z) the mutual consent of the Stockholders and the Investors.

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IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

UNIVERSAL FOOD & BEVERAGE COMPANY

	By:	/s/ Duane N. Martin
Duane N. Martin, Chief Executive Officer

Dated: February 16, 2006	Address: 3830 Commerce Drive
St. Charles, Illinois 60174

[SIGNATURE PAGE TO VOTING AGREEMENT]

STOCKHOLDERS:

Dated: February 16, 2006	/s/ Duane N. Martin
Duane N. Martin

Address:

Dated: February 16, 2006	/s/ Marc R. Fry
Marc R. Fry

Address:

Dated: February 16, 2006	/s/ Ralph M. Passino
Ralph M. Passino

Address:

Dated: February 16, 2006

/s/ Joseph Balistreri
Joseph Balistreri

Address:

[SIGNATURE PAGE TO VOTING AGREEMENT]

Dated: February 16, 2006	/s/ Charles Sizer
Charles Sizer

Address:

Dated: February 16, 2006	/s/ Bruce Neviaser
Bruce Neviaser

Address:

APPENDIX A

Stockholder	Common Stock Owned	Percentage of Stock Outstanding	Voting Percentage of Stock Outstanding	Other Securities
Duane N. Martin	4,000,000	10.684	10.684
Marc R. Fry	4,000,000	10.684	10.684
Ralph M. Passino	3,200,000	8.547	8.547
Joseph Balistreri	1,500,000	4.006	4.006
Charles Sizer	1,500,000	4.006	4.006
Bruce Neviaser	3,001,669	8.017	8.017	Common stock purchase warrants

The total outstanding is 37,439,536 and the above totals 17,201,669 which is 45.945%.